Exhibit 5
                                                (Exhibit 23)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


               We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 1995, which appears on page 9 of the 1994 Annual Report to Stockholders of Roto-Rooter, Inc. which is incorporated by reference in the 1994 Annual Report on Form 10-K of Roto-Rooter, Inc. for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page S-2 of such Annual Report on Form 10-K.






      /s/ PRICE WATERHOUSE LLP
      _________________________________

      Cincinnati, Ohio
      December 22, 1995




















                                    E-8

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